Exhibit 3(i).4

AVALONBAY COMMUNITIES, INC.

ARTICLES OF AMENDMENT

AvalonBay Communities, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the third paragraph of Section 10.2 of Article X in its entirety.

SECOND: The Charter is hereby further amended by adding a new Section 10.3 of Article X to read as follows:

10.3	Extraordinary Actions. Except as specifically provided in Section 6.4 of Article VI (relating to removal of Directors), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

THIRD: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

FOURTH: These Articles of Amendment shall be effective on May 14, 2020.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Executive Vice President—General Counsel and Secretary on this 12th day of May, 2020.

ATTEST:	AVALONBAY COMMUNITIES, INC.

/s/ Edward M. Schulman	By:	/s/ Timothy J. Naughton (SEAL)
Name: Edward M. Schulman		Name: Timothy J. Naughton
Title: Executive Vice President—		Title: Chief Executive Officer and President
General Counsel and Secretary